SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         April 9, 2002
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                               OSTEOTECH, INC.
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            (Exact name of registrant as specified in its charter)



      Delaware                    0-19278                     13-3357370
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(State or other           (Commission file Number)      (IRS Identification No.)
jurisdiction of
incorporation)



                  51 James Way, Eatontown, New Jersey 07724
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(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code        (732) 542-2800
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        (Former name or former address, if changed since last report)

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     Item 5. Other Events

In July, 1999, Medtronic Sofamor Danek Inc., Sofamor Danek L.P. and Sofamor Danek Holdings, Inc. or collectively Danek sued Osteotech, Inc. in the United States District Court for the Western District of Tennessee alleging that certain instruments and instrument sets and surgical procedures relating to some of our cortical bone dowel products manufactured, sold and/or otherwise distributed by us, including the bio-dTM Threaded Cortical Bone Dowel, infringe on certain claims of U.S. Patent Nos. 5,741,253, 5,484,437 and 6,096,038 which are owned by Danek. Danek's claim for damages in this case is based upon our distribution of the bio-dTM Threaded Cortical Bone Dowel which is implanted using the instruments and surgical procedures that Danek alleges infringe its patents. Revenue from the bio-dTM Threaded Cortical Bone Dowel, which we began distributing in December, 1998, has aggregated less than $6.5 million through December 31, 2001 and remained flat at approximately $2.3 million over the past two years, and has accounted for no more than 3% of our consolidated revenue in any year since we began distributing it. On April 4, 2002, the court issued an order construing disputed patent claims. We believe the order construes an element of the asserted claims of the `253 patent and an element of the asserted claim of the `437 patent in the manner we proposed and several elements of the asserted claims of the `253, `437, and `038 patents in the manner proposed by Danek. This order is not dispositive of the issues in this case. We have pending motions for summary judgment, including motions for a finding of non-infringement, and Danek has pending motions for summary judgment for a finding of infringement. We believe it is likely that these motions will be decided prior to the start of the trial of this case, which is currently scheduled to begin on April 22, 2002.

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The American National Red Cross or ARC recently notified Osteotech, Inc. that a plaintiff had brought an action against it for negligence relating to ARC's distribution of certain Grafton(R) DBM putty that was allegedly implanted in the plaintiff during a surgical procedure. On April 2, 2002, ARC requested in writing that we acknowledge our obligation to indemnify ARC under our tissue processing agreement with ARC; otherwise ARC would commence an action against us for indemnification. Under the agreement, we are only obligated to indemnify for our negligence or willful misconduct. We are in the process of acquiring copies of the complaint and any other related materials to assess ARC's request for indemnification. We intend to notify our general liability insurance carriers as we believe that an indemnification obligation, if any, would likely be covered by such insurance.

     Item 7. Financial Statements, Pro Forma Financial Statements and Exhibit

     (c)  Exhibits

          Exhibit No.       Description
          -----------       -----------

          10.52 Lease for Osteotech's Eatontown, New Jersey facility, as amended

          10.53 Fourth Modification to Lease for Osteotech's Shrewsbury, New Jersey processing facility dated January 30, 1992

          10.54 Form of Indemnity Agreement executed by Officers and Directors of the Registrant^


^ Management contracts or compensatory plans and arrangements required to be filed pursuant to Item 10(iii).

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 9, 2002


                                    OSTEOTECH, INC.


                                    By:   /s/ Michael J. Jeffries
                                        ----------------------------------
                                          MICHAEL J. JEFFRIES
                                          Executive Vice President,
                                          Chief Financial Officer
                                          (Principal Financial Officer
                                           and Principal Accounting Officer)

                                  Exhibit Index


          Exhibit No.       Description

          10.52             Lease for Osteotech's Eatontown,
                            New Jersey facility, as amended

          10.53 Fourth Modification to Lease for Osteotech's Shrewsbury, New Jersey processing facility dated January 30, 1992

          10.54 Form of Indemnity Agreement executed by Officers and Directors of the Registrant